Exhibit 99.1

Treace Medical Concepts Provides 2022 Preliminary Unaudited Revenue

PONTE VEDRA, Fla. - January 9, 2023 (GLOBE NEWSWIRE) - Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of hallux valgus (commonly known as bunions) through its Lapiplasty® 3D Bunion Correction™ Procedure, today announced preliminary unaudited results for fourth quarter and full year 2022.

Preliminary unaudited revenue for the fourth quarter and full year 2022 is anticipated to be in the range of $49.1 to $49.6 million and $141.2 to $141.7 million, respectively, representing an increase in the range of 47% to 48% and 50% over the same periods last year, respectively. The full year growth rate range benefited from the Company’s strategic investments into its direct sales channel, research and development, and direct-to-consumer programs.

For the full year 2022, Treace previously provided revenue guidance to be in the range of $135 million to $138 million, which represented approximately 43% to 46% growth over the Company’s 2021 revenue.

“Preliminary 2022 revenue growth of 50% and fourth quarter revenue growth of 47% to 48% demonstrate the underlying strength and effectiveness of our strategic investments into our direct sales channel, direct-to-consumer programs, and targeted R&D initiatives. With our focus to advance the standard of care in the surgical management of bunions and related midfoot deformities, we believe we remain well positioned to drive market penetration of our Lapiplasty® and Adductoplasty® systems as well as other complementary product innovations,” said John T. Treace, CEO, Founder and Board Member of Treace.

2023 Outlook

Treace plans to provide 2023 financial guidance during their fourth quarter earnings conference call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the Company’s anticipated fourth quarter and full year 2022 revenue, as well as its belief that the Company is well positioned to drive market penetration of our Lapiplasty® and Adductoplasty® systems. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 4, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s preliminary unaudited results for the quarter ended December 31, 2022 are not necessarily indicative of our operating results for any future periods.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 65 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction™ System – a combination of instruments, implants, and surgical methods designed to surgically correct all 3 planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. Treace recently expanded its offering with the Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of the midfoot to provide further support to hallux valgus patients. For more information, please visit www.treace.com.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Lynn Lewis or Vivian Cervantes

IR@treace.net